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                                  EXHIBIT 7.1
                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with Rule 13d-1(k)(1)(iii) promulgated under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with regard to the common stock of Hollywood Casino Corporation, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 29th day of January, 1999.


                                    JACK E. PRATT


                                    /s/ Jack E. Pratt
                                    -------------------------------------


                                    C.A. PRATT PARTNERS, LTD.


                                    /s/ Jack E. Pratt
                                    -------------------------------------
                                    By:  Jack E. Pratt
                                         General Partner


                                    MEP FAMILY PARTNERSHIP


                                    /s/ Jack E. Pratt
                                    -------------------------------------
                                    By:  Jack E. Pratt
                                         Managing Partner


                                    CLP FAMILY PARTNERSHIP


                                    /s/ Jack E. Pratt
                                    -------------------------------------
                                    By:  Jack E. Pratt
                                         Managing Partner